UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Amendment No.

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 10, 2013

BOOMERANG SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30 B Vreeland Road, Florham Park, NJ 07932

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2013, Stephen C. Rockefeller, Jr. resigned from the Company’s Board of Directors. Mr. Rockefeller served as a member of the Company’s Compensation Committee and Audit Committee. His resignation was not the result of any disagreement on any matter, practice or policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Date:	October 11, 2013	By:	/s/ Mark R. Patterson
Mark R. Patterson
Chief Executive Officer

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